UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois		60631
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (708) 831-7483

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	FMBI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2020, First Midwest Bancorp, Inc. (the “Company”) held its 2020 annual meeting of stockholders. At the annual meeting, the Company’s stockholders considered three matters, each of which is described more fully in the proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on April 17, 2020.  A total of 103,749,809 shares of the Company’s common stock were represented in person or by proxy at the annual meeting, which represented approximately 91% of the Company’s total outstanding shares of common stock entitled to vote at the annual meeting.

The vote results on the matters presented at the annual meeting are set forth below.

Item 1 – Election of Directors.  All of the nominees for election to the Company’s Board of Directors were elected upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Barbara A. Boigegrain	92,433,560	2,046,514	59,585	9,210,151
Thomas L. Brown	93,856,386	617,364	65,909	9,210,151
Phupinder S. Gill	93,835,173	624,137	80,348	9,210,151
Kathryn J. Hayley	93,598,887	882,308	58,463	9,210,151
Peter J. Henseler	93,568,614	896,040	75,005	9,210,151
Frank B. Modruson	93,807,539	658,428	73,691	9,210,151
Ellen A. Rudnick	92,328,114	2,156,110	55,434	9,210,151
Mark G. Sander	91,922,972	2,558,609	58,077	9,210,151
Michael L. Scudder	91,386,414	3,051,080	102,165	9,210,151
Michael J. Small	93,735,577	739,875	64,060	9,210,151
Stephen C. Van Arsdell	93,853,002	623,739	62,917	9,210,151
J. Stephen Vanderwoude	89,942,867	4,531,259	65,533	9,210,151

Each nominee was elected to serve a one-year term expiring at the Company’s 2021 annual meeting of stockholders.

At its meeting that preceded the annual meeting of stockholders, the Board approved certain changes to its leadership and committee composition. Ellen A. Rudnick was appointed as the Company’s Lead Independent Director to succeed J. Stephen Vanderwoude, who retired from this position in connection with the annual meeting. Mr. Vanderwoude also retired as chair of the Board’s Enterprise Risk Committee and as a member of the Board’s Advisory Committee. He will continue to serve as a director of the Company and as a member of the Enterprise Risk Committee and the Nominating and Corporate Governance Committee. Thomas L. Brown has assumed the role of chair of the Enterprise Risk Committee and now serves as a member of the Advisory Committee. Additionally, Michael J. Small was appointed to the Compensation Committee and no longer serves on the Audit Committee.

Item 2 – Advisory Resolution Regarding the Compensation Paid to the Company’s Named Executive Officers.  An advisory (non-binding) resolution regarding the compensation paid by the Company to its named executive officers in 2019 was approved upon the following votes:

7,889,713
Votes For	Votes Against	Abstentions	Broker Non-Votes
89,749,945	2,394,625	2,395,088	9,210,151

Based on the foregoing vote results, the Company’s say-on-pay proposal was approved by 95% (97% if abstentions are excluded) of the votes cast at the annual meeting.

Item 3 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was ratified on an advisory (non-binding) basis upon the following votes:

Votes For	Votes Against	Abstentions
101,849,190	1,829,350	71,269

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date:	May 22, 2020	By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos Executive Vice President, General Counsel and Corporate Secretary